UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX		77477
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Item 5. Other Events

On August 3, 2004, Input/Output, Inc. (the “Company”) issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference, announcing the appointment of S. James Nelson, Jr. to its Board of Directors effective on August 2, 2004 and to the Audit Committee of the Board of Directors effective on August 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    August 3, 2004

Input/Output, Inc.
(Registrant)

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 3, 2004, issued by Input/Output, Inc.